UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Pure Bioscience, Inc. (the “Company”) held on February 4, 2016, the Company’s stockholders approved an amendment and restatement to the PURE Bioscience 2007 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock available for issuance under the Plan by 4,000,000 shares, extend the term of the Plan to February 4, 2026 and to approve the performance criteria and the maximum award amounts under the Plan to enable the Company to fully deduct the amount or value of performance awards, as permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Restated Plan”).

The foregoing summary of the Restated Plan is not complete and is qualified in its entirety by reference to the full text of the Restated Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on February 4, 2016.  Of the 59,853,319 shares of the Company’s common stock outstanding as of the record date, 43,675,792 shares, or 72.97%, were represented at the Annual Meeting either in person or by proxy.

In accordance with the Company’s Bylaws, the presence of the holders of at least a majority of the outstanding shares of common stock at the Annual Meeting, whether in person or by proxy, constituted a quorum for the transaction of business at the Annual Meeting.  Votes “For,” “Against,” “Abstentions” and “Broker Non-Votes” were each counted as present at the Annual Meeting for purposes of determining the presence of a quorum. Broker Non-Votes are shares held in street name by brokers, banks or other nominees who were present in person or represented by proxy at the Annual Meeting, but which were not voted on a proposal because the brokers, banks or nominees did not have discretionary authority with respect to that proposal and they had not received voting instructions from the beneficial owner prior to the Annual Meeting.  Under the Company’s Bylaws, the directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, which means that the director nominees who received the highest number of “For” votes were elected.   Approval of each of the other proposals requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and Broker Non-Votes are not considered to be votes cast under the Company’s Bylaws, and as a result, have no effect on the outcome of the vote.

A description of each matter voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 23, 2015. The number of votes cast For and Against and the number of Abstentions and Broker Non-Votes with respect to each matter voted upon are set forth below.

(1)  Election of Directors.  The Company’s stockholders elected each of Dave J. Pfanzelter,  Henry R. Lambert,  Gary D. Cohee,  David Theno, Jr., PhD,  William Otis and Tom Y. Lee, CPA, with the approval of 99.19%, 99.37%, 98.03%, 99.68%, 99.51% and 99.29%, of the votes cast, respectively, to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following table shows the tabulation of the votes cast For and Against the election of each of the director nominees as well as the Abstentions and Broker Non-Votes submitted for each director nominee:

Director	For	Against	Abstentions	Broker Non-Votes
Dave J. Pfanzelter	30,258,221	216,696	27,910	13,172,965
Henry R. Lambert	30,312,367	159,150	31,310	13,172,965
Gary D. Cohee	29,902,161	572,469	28,197	13,172,965
David Theno, Jr., PhD	30,407,420	67,135	28,272	13,172,965
William Otis	30,355,369	129,186	18,272	13,172,965
Tom Y. Lee, CPA	30,287,913	190,717	24,197	13,172,965

(2)  Ratification of Auditors.  The Company’s stockholders ratified the appointment of Mayer Hoffman McCann P.C., with the approval of 99.28% of the votes cast, as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016. The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions submitted on this proposal:

For	Against	Abstentions
43,364,580	177,755	133,457

(3)   Executive Compensation.  The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers, with the approval of 96.48% of the votes cast, as disclosed in the proxy statement.  The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions and Broker-Non Votes submitted on this proposal:

For	Against	Abstentions	Broker Non-Votes
29,431,451	743,492	327,884	13,172,965

(4)  Plan Amendment and Restatement.  The Company’s stockholders approved an amendment and restatement of the Plan, with the approval of 92,52% of the votes cast, to, among the other changes discussed above, increase the number of shares of the Company’s common stock available for issuance under the Plan by 4,000,000 shares.  The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions and Broker Non-Votes submitted on this proposal:

For	Against	Abstentions	Broker Non-Votes
28,222,027	1,733,628	547,172	13,172,965

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01.    Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated 2007 PURE Bioscience Equity Incentive Plan, dated February 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: February 5, 2016	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated 2007 PURE Bioscience Equity Incentive Plan, dated February 4, 2016.